UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

6564 Smoke Tree Lane, Scottsdale, Arizona 85253
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

On May 27, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K.  This Amendment No. 1 to our Current Report on Form 8-K is being filed to correct information for Item 2.01.  The filing of this Form 8-K/A, Amendment No. 1, is not an admission that our Form 8-K, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to our Current Report on Form 8-K.  We have not updated the disclosures in this Form 8-K/A, Amendment No. 1, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 21, 2009, EGPI Firecreek, Inc., a Nevada corporation (the “Registrant”), Asian Ventures Corp., a Nevada corporation (the “Subsidiary”), M3 Lighting, Inc., a Nevada corporation (“M3”), and Strategic Partners Consulting, L.L.C., a Georgia limited liability company (“Strategic Partners”) executed and closed a Plan and Agreement of Triangular Merger (the “Plan of Merger”), whereby M3 merged into the Subsidiary, a wholly-owned subsidiary of the registrant (the “Merger”).  A copy of the Plan of Merger was attached as an exhibit to our Current Report filed with the Commission on May 27, 2009.

On June 22, 2009, the Registrant, the Subsidiary, and Strategic Partners agreed to amend the Plan of Merger as follows:

1.    Paragraph 13(c) of the Plan of Merger is amended to read as follows:

“Energy Producers will be “spun off” (the “Spin Off”), pursuant to applicable securities laws to those persons who are the EGPI Stockholders immediately before the Effective Date the Merger.  It is anticipated that the Spin Off will occur within two years from the Effective Date, unless the board of directors of EGPI determines sooner.  Before the Spin Off, all pursuits of Energy Producers will have to be approved by the board of directors of EGPI and funded by discretionary working capital or self funded on terms acceptable by EGPI and Energy Producers.  The existing staff of EGPI and Strategic Partners will be available to assist Energy Producers in the development and pursuit of these opportunities.  At the time of the Spin Off, an amount of shares totaling 75 percent of the issued and outstanding shares of the common stock of Energy Producers following the Spin Off will be distributed to the EGPI Stockholders immediately before the Effective Date in the same ratio of their ownership of the EGPI Common Stock immediately before the Effective Date.  The remaining 25 percent of the common stock of Energy Producers will continue to be owned by EGPI.”

2.    Paragraph 13(d) of the Plan of Merger is amended to read as follows:

“Upon closure of any acquisition by M3, Strategic Partners shall execute, and which will become effective, an Administrative Services Agreement with EGPI to perform accounting/reporting and investor relations service, a copy of which is attached hereto as Attachment D, with the assistance of the existing staff of EGPI.  The time used in pursuit of Energy Producers opportunities will be accumulated and billed back upon successful closure at reasonable and mutually agreed upon hourly rates.”

3.    Paragraph 13(e) of the Plan of Merger is amended to read as follows:

“If within one year of the Effective Date, EGPI and M3 on a consolidated basis (less the consolidated effects, if any, of Energy Producers) have not (i) generated at least $850,000 in revenues, or (ii) acquired an entity or entities with at least a combined $5,000,000 in revenues, the EGPI Stockholders on the day before the Effective Date shall be issued shares of the EGPI Common Stock, equal to five percent of the issued and outstanding shares of the EGPI Common Stock for every $100,000 or fraction thereof that EGPI and M3 on a consolidated basis (less the consolidated effects, if any, of Energy Producers) fail to (x) generate at least $850,000 in revenues or (y) acquire an entity or entities with at least a combined $5,000,000 in revenues.  For example, if after one year following the Effective Date, there are 30,000,000 shares of the EGPI Common Stock issued and outstanding and EGPI and M3 on a consolidated basis (less the consolidated effects, if any, of Energy Producers) have generated only $750,000 in revenues or acquired an entity or entities with only a combined $4,411,765 in revenues, the EGPI Stockholders on the day before the Effective Date shall receive 1,500,000 shares of the EGPI Common Stock.”

4.    Paragraph 14(i) of the Plan of Merger is amended to read as follows:

“M3, within 71 days following the Effective Date, will furnish EGPI and the Subsidiary an audited consolidated balance sheet of M3 as of December 31, 2007 and December 31, 2008, and the related consolidated statement of income and retained earnings for the period covered thereby (the “Financial Statement”).  The Financial Statement (i) will be in accordance with the books and records of M3; (ii) fairly present the financial condition of M3 at such date and the results of its operations for the period therein specified; (iii) prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of M3, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income.  Specifically, but not by way of limitation, the Financial Statement will disclose all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of M3 on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).”

In addition, the parties agreed to amend the Administrative Services Agreement, as referenced in paragraph 13(d) of the Plan of Merger.  The Administrative Services Agreement has been amended as follows:

1.    Paragraph 1(a)(ii) of the Administrative Services Agreement is amended to read as follows:

“Insurance Matters.  SPC shall provide or cause to be provided to Client insurance with the coverage, insurers, and maximum deductibles shall be determined by the parties.  All such insurance policies shall add Client as an additional named insured and such insurers shall be required to provide Client with no less than 5 days prior written notice of any change or cancellation of any such insurance.  In the event of any such potential change which may have a materially adverse affect on the Client, or in the event of potential cancellation, Client shall be entitled to secure replacement insurance at its own cost. All such insurance shall be at Client’s sole cost and expense. Subscription to such insurance shall be at the option of the client.”

2.    Paragraph 1(a)(iii) of the Administrative Services Agreement is amended to read as follows:

“Employee Benefits Matters.  SPC shall provide or cause to be provided administrative services necessary to the provision and maintenance of customary employee benefits, including without limitation the Client’s 401(k) Plan, medical, dental, vision, and life insurance programs, and stock option plan, and to the extent feasible, will permit the employees of the Client to participate in SPC’s 401(k), insurance and stock option plans. All such insurance shall be at Client’s sole cost and expense.”

3.    Paragraph 1(b) of the Administrative Services Agreement is amended to read as follows:

“Compensation.  For services described in subsections above (the “Administrative Services”), SPC shall be compensated at a minimum annual rate of Two Hundred and Fifty Thousand Dollars ($250,000) (the “Base Rate”) payable in monthly installments commencing on the date of the closing of the EPGI/Firecreek/M3 merger, with such commencement being made effective based on closure of an acquisition by M3 of size and substance to facilitate the base rate herein. The Base Rate shall increase proportionally to increases in revenues, whether by acquisition or by internal growth.  The Base Rate increase will be reviewed with the Client, and agreed to prior to any increase taking affect.”

4.    Paragraph 6(b) of the Administrative Services Agreement is amended to read as follows:

“Notwithstanding Termination by Client as provided in Section 6(a), unless Client terminates this Agreement for Cause as hereinafter defined, Client agrees to pay SPC the Base Rate of Compensation then in effect through the end of the Term. For the purposes of this Section, “Cause” shall mean the failure of SPC to take commercially reasonable steps to substantially cure a material breach of its obligations under this Agreement (“Breach”) within 60 days after delivery of written notice by Client to SPC (“Cure Notice”), or such longer period as provided in Section 6(b)(i) (the “Cure Period”). The Cure Notice shall specify in detail the nature of the Breach, such acts or actions Client reasonably believes are necessary to substantially cure the Breach, and an undertaking by Client to provide reasonable assistance and cooperation to SPC in connection therewith.

(i)           If the Breach is not capable of cure within 60 days, Cause shall not exist if SPC has [a] taken commercially reasonable steps to commence a cure within 60 days of delivery of the Cure Notice and [b] substantially completed the cure within 120 days.

(ii)           The Cure Period shall be extended for one day for each day that any invoice of SPC for Services rendered hereunder remains unpaid.”

5.    Paragraph 10(c) of the Administrative Services Agreement is amended to read as follows:

“Separation. This Agreement will not apply to or bind in any way any a sale or spin off or other disposal of any subsidiary or other entity of the Company.”

A copy of the Amended Administrative Services Agreement is attached hereto as an exhibit.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

It is not practicable to file the required historical financial statements of EGPI Firecreek, Inc., a Nevada corporation (the “registrant”), Asian Ventures Corp., a Nevada corporation (the “Subsidiary”), and M3 Lighting, Inc., a Georgia corporation (“M3”) at this time.  Accordingly, pursuant to Item 9.01(a)(4) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(b)           Pro forma financial information.

It is not practicable to file the required historical financial statements of EGPI Firecreek, Inc., a Nevada corporation (the “registrant”), Asian Ventures Corp., a Nevada corporation (the “Subsidiary”), and M3 Lighting, Inc., a Georgia corporation (“M3”) at this time.  Accordingly, pursuant to Item 9.01(b)(2) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(c)           Shell company transaction.  Not applicable.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
2.1	Amendment to Plan and Agreement of Triangular Merger between EGPI Firecreek, Inc., Asian Ventures Corp., M3 Lighting, Inc., and Strategic Partners Consulting, L.L.C. dated June 22, 2009.
10.1	Amended Administrative Services Agreement dated _____, 20__.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2009.

EGPI FIRECREEK, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer